May 10, 2012

Securities  exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control


RE	American Depositary Shares
evidenced by One 1 American Depositary
Receipts representing One 1 Ordinary Share of
 Globex Utilidades S.A.

 Form F6 File No. 333157408

Ladies and Gentlemen

Pursuant to Rule 424b3 under the Securities Act of
1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American
Depositary Receipts are to be issued, we attach a copy of the new prospectus Prospectus reflecting the change in name for Globex Utilidades S.A.

As required by Rule 424e, the upper right hand corner of the Prospectus cover page has a reference to Rule 424b3 and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F6 Registration Statement, the Prospectus consists of the ADR certificate with revised name change for Globex Utilidades S.A.

The Prospectus has been revised to reflect the new name, and has been overstampted with

Effective April 26, 2012 the Companys name changed to Via Varejo S.A.

Please contact me with any questions or comments at 212 8153626.

Julian Dager
The Bank of New York Mellon  ADR Division
Encl.
CC Paul Dudek, Esq. Office of International
Corporate Finance









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